UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2008

Broadwind Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

47 East Chicago Avenue, Suite 332

Naperville, Illinois 60540

(Address of Principal Executive Offices and Zip Code)

(630) 637-0315

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 28, 2008, Broadwind Energy, Inc. (the “Company”) issued a press release announcing that its Tower Tech Systems, Inc. subsidiary will expand its wind tower manufacturing operations to Sioux Falls, South Dakota and Abilene, Texas. A copy of the press release is attached hereto as Exhibit 99.1.

On May 30, 2008, the Company issued a press release announcing an increased investment by its Brad Foote Gear Works, Inc. subsidiary in advanced gear manufacturing systems from Höfler Company, Ettlingen Germany. A copy of the press release is attached hereto as Exhibit 99.2.

On June 2, 2008, the Company issued a press release announcing early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Expiration or termination of the HSR Act waiting period is a closing condition for the second installment of shares that Tontine Capital Partners, L.P. has agreed to purchase under the Securities Purchase Agreement dated April 22, 2008, which was described on the Company’s Current Report on Form 8-K filed April 28, 2008. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01               Financial Statements and Exhibits.

(d)		Exhibits:
	99.1	Press Release dated May 28, 2008 announcing operations expansion
	99.2	Press Release dated May 30, 2008 announcing purchase of gear manufacturing systems
	99.3	Press Release dated June 2, 2008 announcing termination of HSR waiting period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2008

BROADWIND ENERGY, INC.

/s/ Matthew J. Gadow
Matthew J. Gadow
Chief Financial Officer

EXHIBIT INDEX

Broadwind Energy, Inc.

Form 8-K Current Report

Exhibit Number	Description
99.1	Press Release dated May 28, 2008 announcing operations expansion
99.2	Press Release dated May 30, 2008 announcing purchase of gear manufacturing systems
99.3	Press Release dated June 2, 2008 announcing termination of HSR waiting period